Exhibit 99.1

KIOR ACHIEVES OPERATIONAL MILESTONES AT COLUMBUS FACILITY

BFCC Unit Marks 30 Day Continuous Run Time

First Shipment of Cellulosic Gasoline Made

Regular Shipments of Cellulosic Diesel and Gasoline Underway

PASADENA, Texas, July 1, 2013 - KiOR, Inc. (NASDAQ: KiOR), announced today that its commercial scale cellulosic gasoline and diesel production facility in Columbus, Mississippi has achieved several key operational milestones.

First, the Columbus facility’s Biomass Fluid Catalytic Cracking, or BFCC, unit has completed its first uninterrupted 30-day run. Second, the facility made its first shipment of cellulosic gasoline on June 28, which represented the first fuel shipment since March, 2013. Lastly, the facility commenced regular shipments of both gasoline and diesel that same day.

“Commencing regular shipments of gasoline and diesel is very significant for KiOR, as it reflects the continuous improvements in our operations at the Columbus facility,” said Fred Cannon, KiOR’s President and CEO. “We have been undertaking considerable reliability and optimization efforts in areas of the facility unrelated to KiOR’s core technology. The success of these efforts gives us confidence, more than ever, that the performance targets for the Columbus plant are attainable in the months ahead and that our operating assumptions for our next, larger Natchez plant are reasonable.”

“With the facility operating stably and producing cellulosic gasoline and diesel at commercial scale, we believe we are on track to achieve steady-state operations before the end of the calendar year and to demonstrate improving performance metrics over that timeframe,” Cannon continued. “The largest commercially producing cellulosic production facility in the world, we expect Columbus – enhanced with our recent optimizations — to be the basis of our second facility’s design at Natchez.”

About KiOR

KiOR, a global leader in cellulosic gasoline and diesel transportation fuels, has developed a unique proprietary technology platform to convert abundant and sustainable non-food biomass into fuels for use in vehicles on the road today. KiOR’s cellulosic fuels, which may be transported using existing distribution networks, help ease dependence on foreign oil, reduce lifecycle greenhouse gas emissions and create high-quality jobs and economic benefit across rural communities.

KiOR’s shares are traded on NASDAQ under the symbol “KiOR.” For more information, please visit www.KiOR.com.

Forward-Looking Statements

This release contains “forward looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended, regarding future results and events, including, without limitation, statements about: our ability to produce cellulosic hydrocarbon fuel on a commercial scale; the scalability of our technology; the expected output of our production facilities; and our anticipated future technology developments and operations. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” intends,” “appears,” “estimates,” “projects,” “would,” “could,” “should,” “targets,” and similar expressions are also intended to identify forward looking statements. The forward looking statements in this press release involve a number of important risks and uncertainties, which could cause our actual future results to differ significantly from the results discussed in the forward looking statements contained in this press release. Such factors include our ability to raise the additional capital we need in order to expand our business and begin construction on our Natchez facility; the sufficiency of our cash to meet our liquidity needs; the ability of our Columbus facility to produce cellulosic hydrocarbon fuel on time, on a continuous and cost-efficient basis and at expected yields; our ability to continuously operate our facilities without delay or shutdowns; our ability to successfully commercialize our cellulosic gasoline, diesel and fuel oil; our ability to effectively scale our proprietary technology platform and process design; the cost of constructing, operating and maintaining facilities necessary to produce our cellulosic gasoline, diesel and fuel oil in commercial volumes; the ability of our initial-scale commercial production facility, in which we are in the start-up phase, to satisfy the technical, commercial and production requirements under offtake agreements relating to the sale of cellulosic gasoline, diesel and fuel oil; market acceptance of our cellulosic gasoline, diesel and fuel oil; our ability to obtain and maintain intellectual property protection for our products and processes, and other factors discussed more fully in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K as filed with the United States Securities and Exchange Commission (SEC) on March 18, 2013 and in the Company’s other filings with the SEC. The “Risk Factors” discussion in the filings listed above is incorporated by reference in this press release. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results, levels of activity, performance or achievement may vary significantly from what we have projected. We specifically disclaim any obligation to update these forward looking statements in the future. These forward-looking statements should not be relied upon as representing our estimates or views as of any date subsequent to the date of this press release.

Contact Information:

For investors:

Max Kricorian, Treasurer

281-694-8811

Investor.relations@kior.com

For media:

Kate Perez, Director, Corporate Communications & Public Relations

281-694-8831

Media@kior.com

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